August 7, 2006

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities and Exchange Act of 1934 (Amendment No. )

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ]     Preliminary Proxy Statement
[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]     Definitive Proxy Statement
[X]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to Section 240.14a-12

                               KeySpan Corporation
                               -------------------
                (Name of Registrant as Specified in Its Charter)

                                      (N/A)
                                      -----
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:
     N/A______________________________________________________________
(2)  Aggregate number of securities to which transaction applies:
     N/A______________________________________________________________
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     N/A______________________________________________________________
(4)  Proposed maximum aggregate value of transaction:
     N/A______________________________________________________________
(5)  Total fee paid:
     N/A______________________________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing registration statement number, or the Form or Schedule and date of its filing.


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(1)  Amount Previously Paid:
     N/A______________________________________________________________
(2)  Form, Schedule or Registration Statement No.:
     N/A______________________________________________________________
(3)  Filing Party:
     N/A______________________________________________________________
(4)  Date Filed:
     N/A______________________________________________________________












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The following  communication  is being  distributed  to all KeySpan  Corporation employees.


KEYSPAN


August 2006



                 Important Information Regarding your Proxy Vote
            for your KeySpan Common Stock in the KeySpan 401(k) Plan



Dear 401(k) Plan Participant:

If you were a participant in the KeySpan 401(k) Plan and had an investment in the KeySpan Common stock fund on July 3rd 2006 proxy materials regarding the Annual Meeting of Shareholders of KeySpan Corporation were recently distributed to you. The Proxy statement provides you with information about the proposed merger providing for the acquisition of KeySpan by National Grid plc and other matters to be considered at the Annual Meeting. This letter is being sent to you to explain the voting procedures for KeySpan shares held within your 401(k) Plan.

Vanguard Fiduciary Trust Company ("Vanguard"), pursuant to the KeySpan 401(k) Plan Trust Agreement effective March 12, 2000 between KeySpan Corporation and Vanguard ("Trust Agreement"), was appointed as Trustee to vote all KeySpan shares held in the 401(k) Plan for which timely voting instructions are not received. Generally, unvoted shares of KeySpan stock held in the 401(k) Plan are voted by Vanguard in the same proportion as those shares which have been voted by other 401(k) shareholders. This voting procedure applies to all proposals in the current proxy with the exception of Proposal 1 related to the merger providing for the acquisition of KeySpan by National Grid plc.

Per the terms of the Trust Agreement, in the event of a merger or acquisition, Vanguard is required to vote at its discretion all KeySpan shares held in the 401(k) Plan for which timely voting instructions have not been received. As indicated on your proxy card you will need to vote your 401(k) Plan shares by August 14, 2006 in order for your vote to be considered timely. In voting any shares for which it does not receive timely instructions, Vanguard will vote in its discretion and is required under the Employee Retirement Income Security Act of 1974 to vote the shares in the economic best interests of the Plan participants with respect to their 401(k) Plan account.

If you do not vote your shares in the 401(k) Plan by August 14 you still have the ability to vote any shares you hold outside the 401(k) Plan prior to the closing of the polls at the Annual Meeting of Shareholders on August 17.

Please take this opportunity to vote today if you have not already voted your proxy. To expedite your vote you can vote by telephone or Internet 24 hours a day 7 days a week.


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



To vote using the telephone, call 1-800-652-VOTE (8683). To vote using the Internet go to: www.computershare.com/expressvote. If you are voting by telephone or by the Internet have your proxy card available to refer to your control number and follow the simple voting instructions.

If you have any questions or need assistance voting your shares, including if you have misplaced your proxy card, please call the Company's proxy solicitation agent D.F. King & Co., Inc. toll free at 1-800-628-8536.


Sincerely,


The KeySpan Investment Review Committee


    /s/Gerald Luterman,                               /s/Richard A. Rapp, Jr.
    Executive Vice President                          Vice President
    & Chief Financial Officer                         Energy Transactions


    /s/Michael Taunton                                /s/Justin Orlando,
    Senior Vice President, Treasurer                  Vice President
    & Chief Risk Officer                              Human Resources



In connection with the proposed merger, the Company has filed a definitive proxy statement with the Securities and Exchange Commission. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, THE COMPANY STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The definitive proxy statement is also available free of charge at the Securities and Exchange Commission's website, www.sec.gov, and stockholders of the Company are also able to obtain additional copies of the definitive proxy statement free of charge by directing their requests to KeySpan Corporation One MetroTech Center, Brooklyn, New York 11201-3850.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning the interests of the Company's participants in the solicitation is set forth in the Company's proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the definitive proxy statement relating to the merger.



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